Exhibit 10.18

PERFORMANCE AGREEMENT

This Performance Agreement (the “Agreement”) is made as of this 11TH day of December, 2012, by and among DS Healhcare Group Inc., a Florida corporation (“DSKX”) and Fernando Tamez Gutierrez (“Fernando Tamez”, Fernando Tamez and DSKX are jointly referred to as the “Parties”).

RECITALS

A.           DSKX and Fernando Tamez entered into a Share Exchange Agreement on October 31, 2012.

B.           Divine Skin Laboratories, S.A. de C.V., a 99% owned subsidiary of DSKX (DMEXICO) and Fernando Tamez entered into an Employment Agreement on November 15, 2012.

C.           The parties wish to enter into this Performance Agreement.

Now, therefore, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties herby make, adopt and approve this Agreement and prescribe the terms and conditions as follows:

Article I.
Issuance of DSKX Shares

Section 1.1        Issuance of DSKX Shares. For a period of five calendar years commencing on October 31, 2012, provided Fernando Tamez shall remain employed by DMEXICO and/or remain a board member of DMEXICO, on each anniversary date he shall receive for each such year such number of DSKX shares that shall have a cumulative value of USD$50,000.00 (fifty thousand dollars, legal currency of the United States of America).

Section 1.2        Determination of Share Value. For purposes of Section 1.1, the value of the DSKX shares shall be the bid price on the last trading day of the month of October in the corresponding calendar year.

Section 1.3        Delivery of DSKX shares. DSKX shall deliver the DSKX shares equivalent to USD$50,000.00 (fifty thousand dollars, legal currency of the United States of America) on the immediate business day after October 31 on each of the five calendar years set forth in Section 1.1 above. If a Change of Control (as defined below) occurs before the fifth year anniversary then Fernando Tamez shall be entitled to receive the number of DSKX shares equivalent to USD$50,000.00 (fifty thousand dollars, legal currency of the United States of America) per each remaining year until the fifth year anniversary. Said shares shall be delivered on the same date as the Change of Control occurs.

Article II.
Profit Participation

Section 2.1        Profit Participation. For so long as Fernando Tamez shall remain employed by DMEXICO and/or remain a board member of DMEXICO, he shall be entitled, on a calendar year basis, to 30% of the net profits of DMexico (“Profit Participation”).

Section 2.2        Definition of Net Profits. For purposes of Section 2.1, net profits shall be defined as total revenue minus expenses, costs and taxes; and shall be computed by the DSKX independent auditors and duly confirmed by DMEXICO´s statutory examiner. In case of discrepancy between the number provided by the DSKX independent auditors and DMEXICO´s statutory examiner, the parties shall appoint a third party accountant who will resolve the controversy and whose final calculation shall be binding to both parties.

Section 2.3        Buy Out. Commencing on the third calendar anniversary of the execution of this Agreement, DSKX shall have the option of “buying back” the Profit Participation for and amount of  USD$500,000 (five hundred thousand dollars, legal currency of the United States of America). (“Buy Back Option”).

Section 2.4        Notice and Payment. To exercise the Buy Back Option, DSKX shall give written notice to Fernando Tamez and shall pay USD$500,000 (five hundred thousand dollars, legal currency of the United States of America) to Fernando Tamez within 30 days of such written notice.

The payment shall occur via wire transfer to the bank account designated by Fernando Tamez upon receipt of the notice to exercise the Buy Back Option. Said transfer shall be made with immediately available funds, and any and all charges deriving from the transfer shall be fully paid by DSKX.

Article III.
Change of Control

Section 3.1        Change of Control. In the event that a “Change of Control”, as hereinafter defined, shall occur at any time during the term of Fernando Tamez’ employment with DMEXICO or extensions thereof and/or during the term in which Fernando Tamez holds a seat in the board of directors of DMEXICO, Fernando Tamez shall have the right to receive the consideration set forth in Section 3.2

For purposes of this Agreement, a “Change of Control” of DSKX shall be deemed to have occurred at such time as:

(a)       any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing eighty percent (80%) or more of the combined voting power of DSKX´s outstanding securities then having the right to vote at elections of directors; or

(b)       any person becomes the beneficial owner, directly or indirectly of, either: (i) 50% of DMexico´s outstanding shares or (ii) 30% of DMexico´s shares, within a period of one year; or

(c)       the board of directors of DMexico is changed in its majority; or

(d)      forty percent (40%) of the gross value of DMexico´s assets is transferred to an unrelated party.

Section 3.2        Consideration. The consideration to be paid to Fernando Tamez upon a Change of Control shall be USD$500,000 (five hundred thousand dollars, legal currency of the United States of America). The payment shall occur on the same date in which the Change of Control occurs and its shall be made via wire transfer of immediately available funds to the bank account designated by Fernando Tamez. Any expenses derived from said transfer shall be borne by DSKX.

Article IV.
MISCELLANEOUS

Section 4.1        Notices.  All notices, requests, and other communications shall be deemed to be duly given if sent by confirmed facsimile transmission, email or receipted overnight courier addressed to the other party at the address as set forth below:

If to DSKX:                                           DS Healtcare Group, Inc.
1680 Meridian, Suite 301,
Miami Beach, Florida 33139
Attn:  Daniel Khesin
Email: daniel@dslaboratories.com

If to Fernando Tamez                          c/o Divine Skin Laboratories, S.A. de C.V.
Cafetales 1747 Haciendas de Coyoacan 04970
Mexico City. Mexico
Attn:  Fernando Tamez
Email:  Fernando@dslaboratories.com

Section 4.2        Binding Effect.  Except as may be otherwise provided herein, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties.  Except as otherwise specifically provided in this Agreement, nothing in this Agreement is intended or will be construed to confer on any person other than the Parties hereto any rights or benefits hereunder.

Section 4.3        Headings.  The headings in this Agreement are intended solely for convenience of reference and will be given no effect in the construction or interpretation of this Agreement.

Section 4.4        Counterparts.  This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document. Any signature page delivered by a fax machine, telecopy machine or electronic mail shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original signed counterpart to any party which requests it.

Section 4.5        Governing Law.  This Agreement will be governed by the laws of Florida without regard to conflict of laws principles thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within Miami Dade County, Florida in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Florida for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

Section 4.6        Prevailing Party.  If any action at law or in equity is necessary to enforce or interpret the terms of the Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 4.7        Waivers.  Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

Section 4.8        Pronouns.  The use of a particular pronoun herein will not be restrictive as to gender or number but will be interpreted in all cases as the context may require.

Section 4.9        Joint Drafting.  This Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any Party shall be made solely by virtue of such Party allegedly having been the draftsperson of this Agreement.

Section 4.10      Time Periods.  Any action required hereunder to be taken within a certain number of days will be taken within that number of calendar days unless otherwise provided; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken will be automatically extended to the next business day.

Section 4.11      Modification.  No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the Parties hereto and that specifically refers to this Agreement.

Section 4.12      Dollars.  Under the provisions of this Agreement “Dollars”, “dollars” and “$” shall mean dollars in lawful currency of the United States of America.

Section 4.13      Severability.  If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.  To the extent permitted by applicable law, each party waives any provision of law, which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

Section 4.14      Entire Agreement.  This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement among the Parties concerning the subject matter hereof.  All negotiations among the Parties are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the Parties other than those incorporated herein and to be delivered hereunder.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first written.

DS Healthcare Group, Inc. a Florida corporation

By:	/s/ Daniel Khesin
Daniel Khesin
Chief Executive Officer

/s/ Fernando Tamez Gutierrez
Fernando Tamez Gutierrez